Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of February 2, 2023 (the “Effective Date”), is entered into between Core Development Holdings Corporation, a Florida corporation (“Seller”) and Cuentas Inc., a Florida corporation (“Buyer”). Seller and Buyer may each be referred to in this Agreement as a “Party” and collectively as the “Parties”.

WHEREAS, Seller and Buyer have entered into that certain Binding Letter of Intent (“BLOI”), dated on or about December 30, 2022;

WHEREAS, on the Effective Date, Seller and Buyer have entered into that certain Amendment to the BLOI (the Amendment and BLOI hereafter collectively referred to as the “Amended BLOI”) to provide that the Parties desire to consummate the purchase and sale of a reduced percentage membership interest of Seller in 4280 Lakewood Road Manager LLC (“4280 Manager”) under the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Terms not defined in this Agreement shall have the meaning as defined in the Amended BLOI. To the extent, there is a conflict in the defined terms and conditions of the Amendment to BLOI and BLOI, the terms and conditions in this Agreement shall control.

2. CUEN Shares Issued To Seller. At Closing, as defined in Section 6 in this Agreement, Buyer shall issue or deliver to the Escrow Agent shares or documents that authorize the issuance to Seller of 3,838,657 Cuentas (CUEN) common shares (“CUEN Shares”) to be held in trust by Escrow Agent pending satisfaction of the Escrow Release.

3. Ascribed Purchase Price. The Parties ascribe a value of $1,195,195 (the “Purchase Price”) to the CUEN Shares to be issued by Buyer to Seller under Section 2 of this Agreement.

4. Membership Interest Transferred and Assigned to Buyer. Seller shall execute and deliver to Escrow Agent an assignment of its right, title and interest in 6.0% (the “6.0% Assigned Interest”) of its current ownership of 29.3% interest in 4280 Manager to be held in trust by Escrow Agent until satisfaction of the Escrow Release Conditions. Upon release from trust by Escrow Agent, Buyer shall own a 6.0% interest and Seller shall retain ownership of a 23.3% interest in 4280 Manager. Pursuant to the terms and conditions of the Amended BLOI, the 6.0% Assigned Interest may increase or decrease depending on the final appraised value of Seller’s pre-closing 29.3% interest in 4280 Manager, which owns a 86.45% in 4280 Lakewood Road, LLC (“4280 Developer”), which owns that certain 96 unit apartment complex being developed in Palm Beach County, Florida (the “4280 Project”).

5. Closing.

a. At Closing, or as soon thereafter as is practicable: (i) Seller shall execute and deliver to Escrow Agent an assignment of the 6.0% Assigned Interest to Buyer in the form attached as Exhibit A and (ii) Buyer shall execute and deliver to Escrow Agent certificates evidencing the issuance of the CUEN Shares in the name of Seller to be released from escrow by the Escrow Agent upon satisfaction of the Escrow Release Conditions defined in Subsection (b) below.

b. Escrow Release Conditions. On or before 45 days from the Effective Date, Seller shall either (i) deliver to Escrow Agent (i) the fully executed written consent of the members and managers of 4280 Manager to Cuentas admission as a 6.0% interest holder in 4280 Manager in the form attached as Exhibit B (“4280 Consent”) or (ii) wire transfer in cleared funds into the trust account of Escrow Agent the Purchase Price of $1,195,195. Upon Seller’s compliance with its obligation under either (i) or (ii) immediately set forth above, Escrow Agent shall provide written notice to Seller and Buyer who shall confirm in writing to Escrow Agent their consent to Escrow Agent’s release of the CUEN Shares to Seller and release of the 6.0% Assigned Interest or the $1,195,195, as the case maybe, to Buyer. Seller’s satisfaction of its obligation under (i) or (ii) and Buyer and Seller’s written consent to Escrow Agent to release the escrow funds or interests shall be defined as the “Escrow Release Conditions.” Upon occurrence of the Escrow Release Conditions, Escrow Agent shall forthwith return to Seller, Seller’s assignment of the 6.0% Assigned Interest in the event Seller funds the $1,195,195 escrow deposit under (ii) above.

6. Seller’s Limited Guaranty Of Purchase Price. At Closing, Seller shall execute and deliver to Escrow Agent a limited guaranty in favor of Buyer substantially in the form of Exhibit C in favor of the Buyer to guaranty return to Buyer of the full or partial amount, as the case maybe, of the Purchase Price, defined in Section 3 of this Agreement, less any distributions to Buyer on account of its ownership of the 6.0% Assigned Interest after the release of said 6.0% Assigned Interest to Buyer from escrow by Escrow Agent according to the terms and conditions of Section 5 of the Agreement, this Section 6 and the contemplated guaranty will be void and of no force and effect in the event Seller funds the $1,195,195 escrow deposit under Section 5(b)(ii) above.

7. Closing. The closing (the “Closing”) shall be February 2, 2023, and shall be an escrow closing with Gary M. Murphree, Esq., AM Law LLC, 10743 SW 104th Street, Miami, Florida 33176 (“Escrow Agent”) and at the Closing or as soon thereafter as is practicable, the Parties shall deliver in trust to the Escrow Agent executed copies of (i) Exhibit A and certificates evidencing issuance in the name of Seller of the CUEN Shares and (ii) any and all further and additional documents as reasonably necessary to fully consummate the transaction contemplated in this Agreement. All documents contemplated under this Agreement may be signed by DocuSign and delivered electronically to Escrow Agent.

8. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

a. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

b. Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, subject to 4280 Consent, and to consummate the transactions contemplated hereby. Seller has obtained all necessary corporate approvals per the Seller’s governing documents for the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by the Buyer’s) constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

c. Seller currently owns and holds a 29.3% interest in 4280 Manager, free and clear of all liens, pledges, security interests, charges, claims, and other encumbrances (“Liens”).

d. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

e. To the best knowledge of the Seller, there is no claim, action, suit, proceeding, or governmental investigation (collectively, “Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Seller’s Membership Interests at 4280 Manager; or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

f. Except for the representations and warranties contained in this Section 8 nor any director, officer, employee, or agent of Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller.

9. Representation and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

a. Buyer has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder, including to issue the CUEN Shares to Seller, and to consummate the transactions contemplated hereby. The execution and delivery by such Buyer of this Agreement, the performance by such Buyer of its obligations hereunder and the consummation by such Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Buyer. This Agreement has been duly executed and delivered by such Buyer and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms.

b. The Buyer did not become aware of the Seller’s desire to sell the 6.0% Assigned Interest, nor were same offered to the Buyer, by any form of general solicitation or general advertising.

c. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

d. Buyer certifies that the Buyer is (i) an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended; (ii) not a “U.S. person” as such term is defined in Regulation S under the Securities Act; (iii) not an accredited investor; or (iv) is neither an accredited investor or a non-“U.S. person”.

e. Buyer understands that the 6.0% Assigned Interest have not been registered for public sale, that the Buyer will not be able to transfer or make any other disposition of same without the prior written approval of the Seller and other members of 4280 Manager.

f. Except for the representations and warranties contained in Section 9, Buyer, nor any director, officer, employee, or agent of Buyer has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer.

10. Survival. All representations and warranties contained in Sections 8 and 9 of this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder.

11. Further Assurances. Following the Closing, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

12. Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of the Buyer and Seller or (b) by either the Buyer or Seller if a breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within five (5) days following receipt by the breaching party of written notice of such breach. Upon termination, all further obligations of the parties under this Agreement shall terminate without liability of any party to the other parties to this Agreement, except that no such termination shall relieve any party from liability for any fraud or willful breach of this Agreement.

13. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

14. Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or electronic mail with confirmation of transmission by the transmitting equipment (or, the first business day following such transmission if the date of transmission is not a business day) or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to the Buyer,

Cuentas, Inc.

Attn. Arik Maimon

CEO

235 Lincoln Road, Suite 210

Miami Beach, FL 33139

Email: arik@cuentas.com; compliance@cuentas.com

If to Seller:

Core Development Holdings Corp.

Attn. Engin K. Yesil

1001 NW 163rd Drive

Miami, Florida 33169

Email: engin@yesil.us;

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to the conflict of law rules thereof.

16. Waiver of Jury Trial. Each of the Parties knowingly, voluntarily, and intentionally waives the right any of them may have to a trial by jury in respect of any litigation related to or arising out of this Agreement.

17. Specific Performance. The Parties acknowledge and agree that the considerations to be delivered hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties accordingly agree that, in addition to any other remedy to which they are entitled at law or in equity, the Parties are entitled to seek injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each Party expressly waives any requirement that any other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement, provided that if a court of competent jurisdiction nevertheless determines that a bond is required, the Parties agree that a bond of $1,000 is reasonable and sufficient. The prevailing party in an litigation relating to or arising from this Agreement shall be entitled to its reasonable attorney’s fees and costs.

18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but if any provision of this Agreement shall be judged invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalidity or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A facsimile or a PDF copy of a signature page shall be acceptable in the absence of an original signature page.

20. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter set forth herein except as otherwise provided in the Amended BLOI; (2) sets forth all the promises, covenants, agreements, conditions and understandings between the Parties; and (3) supersedes any prior or contemporaneous agreements, understandings, inducements or conditions, whether expressed or implied, oral or written, except as set forth herein and therein. Each Party acknowledges that no other representation, inducement, promises or agreements, orally or otherwise, was made or relied on by any Party, or anyone acting on behalf of any Party, unless such representation, inducement, promises or agreements are embodied in this Agreement.

21. No Oral Modifications. No alterations, modifications, supplements, changes, amendments, waivers, or termination of this Agreement shall be valid unless in writing and executed by all Parties. No waiver of any provision of this Agreement shall be deemed or construed as a further or continuing waiver of any such condition or shall constitute a waiver of any other provision. Each Party warrants it has not relied on any promises or representations outside this Agreement.

22. Binding Effect of Agreement. The terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the Parties and each of their respective successors, heirs, and assigns.

23. Further Assurances. Each Party shall execute and deliver any and all additional papers, documents, and other assurances, and shall take such additional actions as may be necessary in connection with the performance of its obligations hereunder to carry out the intent of the Parties with respect to this Settlement Agreement.

24. Construction. The section headings of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

25. No Prejudice to the Drafter. Each Party and its counsel has had a full and complete opportunity to review this Agreement, and make suggestions or changes. Accordingly, each Party understands this Agreement is deemed to have been drafted jointly by the Parties, and they agree common law principles of construing ambiguities against the drafter shall not apply. This Agreement should be construed fairly and not in favor of or against one Party as the drafter.

26. Time is of the Essence. Time is of the essence in the performance of the parties to the obligations and conditions of the terms of this Agreement.

27. Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES AND CONSENTS TO RESOLVING ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT.

By signing below each party agrees to be bound by this Agreement and the terms and conditions of the Agreement except as modified by the terms and conditions of this Agreement.

BUYER:

By:	/s/Arik Maimon
Arik Maimon
CEO
Cuentas, Inc.
235 Lincoln Road, Suite 210 Miami Beach, FL 33139

SELLER:

By:	/s/ Engin K. Yesil
Engin K. Yesil
President
Core Development Holdings Corporation 1001 NW 163rd Drive
Miami, Florida 33169